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                             STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE

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       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "FIB CAPITAL TRUST", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 1997, AT 9 O'CLOCK A.M.



                              [SEAl]          /s/ Edward J. Freel
                                      ---------------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                       AUTHENTICATION:  8681341

                                                  DATE:  10-01-97

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                            CERTIFICATE OF TRUST
                                      OF
                              FIB CAPITAL TRUST


     THIS Certificate of Trust of FIB Capital Trust (the "TRUST"), dated as of October 1, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C Section 3801, ET SEQ.).

     1. NAME. The name of the business trust formed hereby is FIB Capital
Trust.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                       WILMINGTON TRUST COMPANY,
                                          as Trustee

                                       By: /s/ Patricia A. Evans
                                          -----------------------
                                       Name: Patricia A. Evans
                                       Title: Financial Services Officer

                                       TERRILL R. MOORE, as Trustee

                                       /s/ Terrill R. Moore
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